Exhibit 10.9

SUBSCRIPTION AGREEMENT

AP Acquisition Corp

10 Collyer Quay

#37-00 Ocean Financial Center, Singapore

JEPLAN Holdings, Inc.

12-2 Ogimachi

Kawasaki-ku, Kawasaki-shi

Kanagawa, Japan

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of September 8, 2023, by and among AP Acquisition Corp, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”), JEPLAN Holdings, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan (the “PubCo”) and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of June 16, 2023 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, PubCo, JEPLAN, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan (the “Company”) and JEPLAN MS, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Merger Sub”) providing for the combination of SPAC, PubCo and the Company on the terms and subject to the conditions therein, including (i) the share exchange involving PubCo and the Company and all equityholders of the Company and other ancillary transactions in connection therewith (the “Pre-Merger Reorganization”) such that the Company will become a wholly-owned subsidiary of PubCo upon completion of the Pre-Merger Reorganization, and (ii) immediately after completion of the Pre-Merger Reorganization, the merger of Merger Sub with and into SPAC, with SPAC being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the “Merger,” and together with Pre-Merger Reorganization and the other transactions contemplated by the Business Combination Agreement, collectively, the “Transaction”). In connection with the Transaction, PubCo is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Merger, that number of American depositary shares in uncertificated form (each a “Restricted PubCo ADS”), each representing one common share of PubCo (each a “PubCo Share”), set forth on the signature page of this Subscription Agreement (such Restricted PubCo ADSs, the “Subscribed ADSs”) in a private placement (the “Placement”) for a purchase price of $10.00 per Restricted PubCo ADS (the “Per ADS Purchase Price”). The aggregate purchase price to be paid by the Investor for the Subscribed ADSs is referred to herein as the “Subscription Amount.” In connection with the Placement, PubCo and SPAC have entered into, are entering into on the date hereof or may enter into after the date hereof one or more subscription agreements (each an “Other Subscription Agreement”, and together with this Subscription Agreement, collectively, the “Subscription Agreements”) with one or more other investors (each an “Other Investor,” and all Other Investors and the Investor are collectively referred to as the “Investors”), pursuant to which the Other Investors have agreed to, are agreeing to or will agree to subscribe for, and PubCo has agreed to, is agreeing to or will agree to sell to such Other Investors, certain Restricted PubCo ADSs contingent upon, and substantially concurrently with, the closing of the Merger.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, PubCo and SPAC acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from PubCo the Subscribed ADSs on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that PubCo reserves the right to accept or reject the Investor’s subscription for the Subscribed ADSs for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by PubCo only when this Subscription Agreement is signed by a duly authorized person by or on behalf of PubCo; PubCo may do so in counterpart form.

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2.            Closing. The closing of the sale of the Subscribed ADSs contemplated hereby (the “Closing”, and the date when such Closing occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Merger. The Closing shall occur on the date of, and substantially concurrently with (which will be immediately prior to) and conditioned upon the consummation of, the Merger; provided that the Closing shall occur no earlier than after the effective time of the Pre-Merger Reorganization. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) PubCo to the Investor (the “Closing Notice”), that PubCo reasonably expects all conditions to the closing of the Merger to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to PubCo, at least three (3) business days prior to the prospective closing date specified in the Closing Notice (the “Anticipated Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to a bank account of PubCo at a bank licensed in Japan specified by PubCo in the Closing Notice (the “Payment Handling Bank Account”), to be held in escrow until the closing of the Merger. The Investor shall also deliver to PubCo any other information that is reasonably requested by PubCo in order for PubCo to deliver the Subscribed ADSs to the Investor, including, without limitation, the legal name of the person in whose name the Subscribed ADSs are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable, and any information required under the “know your customer” policies of the Depositary Bank (as defined below), PubCo or any of their respective agents. As soon as practicable following the Closing, PubCo shall (1) allot and issue, or cause to be allotted and issued to the Depositary Bank, and deliver or cause to be delivered to the Depositary Bank’s Custodian (as defined below) the number of PubCo Shares in certificated form underlying the Subscribed ADSs (collectively, the “Subscribed Shares”), (2) instruct the Depositary Bank to distribute the Subscribed ADSs to the Investor and (3) deliver or cause to be delivered to the Investor a copy of the records of the Depositary Bank or other evidence showing the Investor as the record owner of the Subscribed ADSs on and as of the Closing Date; provided, however, that PubCo’s obligation to issue or cause to be issued the Subscribed ADSs to the Investor is contingent upon PubCo having received the Subscription Amount at the Payment Handling Bank Account in full accordance with this Section 2. The Investor hereby authorizes any person reasonably designated by PubCo and the Depositary Bank from time to time to execute such instruments and provide such instructions on behalf of the Investor and take all other actions that PubCo reasonably determines to be advisable or necessary to effect such delivery of the Subscribed ADSs following the deposit of the corresponding Subscribed Shares. If the Closing does not occur within five (5) business days following the Anticipated Closing Date, unless otherwise agreed in writing by SPAC, PubCo and Investor, PubCo shall promptly (but not later than three (3) business days thereafter) return the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Subscribed ADSs at the Closing upon the delivery by PubCo of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, (i) “business day” shall mean a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Japan, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled); (ii) “Depositary Bank” means a reputable bank or any successor bank engaged by PubCo pursuant to the terms and conditions of the Business Combination Agreement for the purposes of establishing a sponsored American depositary share facility for the PubCo Shares in connection with the Transaction, including any successor depositary bank thereof; and (iii) “Depositary Bank’s Custodian” means such bank or other financial institution appointed pursuant to that certain deposit agreement to be entered by and between PubCo and the Depositary Bank prior to Closing as the custodian for the Depositary Bank with respect to the Restricted PubCo ADSs, including any successor person thereto.

3.            Closing Conditions.

(a)            The Closing is contingent upon the substantially concurrent closing of the Merger.

(b)            The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)            all conditions precedent to the closing of the Merger set forth in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived by the parties thereto in accordance with the terms of the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied at the closing of the Merger).

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(c)            The obligations of PubCo to consummate the Closing are also subject to the satisfaction or valid waiver by PubCo of the additional conditions that, on the Closing Date:

(i)            all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties and agreements of the Investor contained in this Subscription Agreement as of the Closing Date; and

(ii)            the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(d)            The obligations of the Investor to consummate the Closing are also subject to the satisfaction or valid waiver by the Investor of the additional conditions that, on the Closing Date:

(i)            all representations and warranties of PubCo contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by PubCo of each of the representations, warranties and agreements of PubCo contained in this Subscription Agreement as of the Closing Date (which, for representations and warranties made as of a specific date, shall constitute a reaffirmation that such representations and warranties are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or PubCo Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);

(ii)            all representations and warranties of SPAC contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations, warranties and agreements of SPAC contained in this Subscription Agreement as of the Closing Date (which, for representations and warranties made as of a specific date, shall constitute a reaffirmation that such representations and warranties are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date); and

(iii)            PubCo shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

4.            Further Assurance. At or prior to the Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement. Without limiting the generality of the foregoing, the Investor hereby authorizes PubCo to execute such instruments and provide such instructions on behalf of the Investor and take all other actions that PubCo reasonably determines to be advisable or necessary to effect the delivery to the Investor of the Subscribed ADSs pursuant to Section 2 following the deposit of the corresponding Subscribed Shares.

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5.            PubCo Representations and Warranties. PubCo represents and warrants to the Investor that:

(a)            PubCo is a Japanese corporation (kabushiki kaisha) duly incorporated, validly existing and in good standing under the laws of Japan. PubCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)            As of the Closing Date, subject to the receipt of the Subscription Amount in accordance with the terms of this Subscription Agreement and the deposit of the Subscribed Shares with the Depositary Bank or the Depositary Bank’s Custodian, the Subscribed Shares as represented by the Restricted PubCo ADSs will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement and the applicable deposit agreement, the Subscribed Shares as represented by the Restricted PubCo ADSs will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the amended and restated articles of incorporation of PubCo (as may be further amended and/or restated from time to time) in effect on the Closing Date.

(c)            This Subscription Agreement has been duly authorized, executed and delivered by PubCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of SPAC and the Investor, this Subscription Agreement is enforceable against PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)            The issuance and sale of the Subscribed ADSs and the compliance by PubCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PubCo pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which PubCo is a party or by which PubCo is bound or to which any of the property or assets of PubCo is subject that would reasonably be expected to have a material adverse effect on the ability of PubCo to timely comply in all material respects with the terms of this Subscription Agreement (a “PubCo Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of PubCo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would reasonably be expected to have a PubCo Material Adverse Effect.

(e)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Subscribed Shares hereunder. The Subscribed ADSs (i) were not offered by any form of general solicitation or general advertising and (ii) to PubCo’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

6.            Investor Representations and Warranties. The Investor represents and warrants to SPAC, PubCo and the Placement Agent (defined below) that:

(a)            The Investor acknowledges that UBS Securities LLC, a Delaware limited liability company and registered broker-dealer, or any of its affiliates (collectively, the “Placement Agent”) will be acting as capital markets adviser and the placement agent in connection with the Placement, for which it will receive compensation.

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(b)            The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or, (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and accordingly, understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J), (ii) is acquiring the Subscribed ADSs only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Subscribed ADSs as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed ADSs with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed ADSs, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors. The Investor further acknowledges that (x) it is aware that the sale of the Subscribed ADSs by PubCo is being made in reliance on a private placement exempt from registration under the Securities Act and (y) it is acquiring the Subscribed ADSs for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(c)            The Investor (i) is an “institutional account” as defined by FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) exercised independent judgment in evaluating the Investor’s participation in the purchase of the Subscribed ADSs, and (z) understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The information provided by the Investor on Schedule A is true and correct in all respects.

(d)            The Investor acknowledges and agrees that the Subscribed ADSs are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Subscribed ADSs (including the PubCo Shares underlying such Subscribed ADSs) have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Subscribed ADSs may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states the United States and other jurisdictions, and that any security entitlement representing the Subscribed ADSs shall be limited by a restrictive legend to such effect. The Investor acknowledges and agrees that the Subscribed ADSs will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed ADSs and may be required to bear the financial risk of an investment in the Subscribed ADSs for an indefinite period of time. The Investor acknowledges and agrees that the Subscribed ADSs will not be eligible pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) for offer, resale, transfer, pledge or disposition until at least one year from PubCo’s filing of “Form 10” information with the SEC following the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed ADSs.

(e)            The Investor acknowledges and agrees that the Investor is purchasing the Subscribed ADSs directly from PubCo. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, PubCo, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of PubCo expressly set forth in Section 5 of this Subscription Agreement and those representations, warranties, covenants and agreements of SPAC expressly set forth in Section 7 of this Subscription Agreement.

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(f)            The Investor’s acquisition and holding of the Subscribed ADSs will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(g)            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed ADSs, including, with respect to SPAC, PubCo, the Company, the Placement and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the respective filings of SPAC and PubCo with the U.S. Securities and Exchange Commission (the “SEC”) and other information as the Investor has deemed necessary to make an investment decision with respect to the Subscribed ADSs. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, (i) have had the full opportunity to ask such questions, receive such answers and obtain such information from SPAC and PubCo as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed ADSs and to obtain any additional information that SPAC or PubCo possessed or could acquire without unreasonable effort or expense, (ii) received, reviewed and understood the information made available to it in connection with the subscription of the Subscribed ADSs and (iii) conducted and completed its own independent due diligence with respect to the Placement. The Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it may deem appropriate) with respect to the Subscribed ADSs and the business, condition (financial and otherwise), management, operations, properties and prospects of SPAC, PubCo and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(h)            The Investor became aware of this offering of the Subscribed ADSs solely by means of direct contact between the Investor and the Placement Agent, SPAC, PubCo, the Company or a representative of the SPAC, PubCo or the Company, and the Subscribed ADSs were offered to the Investor solely by direct contact between the Investor and the Placement Agent, SPAC, PubCo, the Company or a representative of SPAC, PubCo or the Company. Investor has a pre-existing substantive relationship (as interpreted in guidance from the SEC under the Securities Act) with SPAC or PubCo or their respective representatives, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and the Placement Agent, SPAC, the Company or a representative of SPAC or the Company. The Investor did not become aware of this offering of the Subscribed ADSs, nor were the Subscribed ADSs offered to the Investor, by any other means. The Investor acknowledges that the Subscribed ADSs (i) were not offered by any form of general solicitation or general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, PubCo, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of PubCo contained in Section 5 of this Subscription Agreement and of SPAC contained in Section 7 of this Subscription Agreement, in making its investment or decision to invest in PubCo.

(i)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed ADSs, including those set forth in PubCo’s and SPAC’s respective filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed ADSs, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Subscribed ADSs. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax and/or financial liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SPAC nor PubCo has provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by the Subscription Agreement or the Placement. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Subscribed ADSs, has no need for liquidity with respect to its investment in the Subscribed ADSs and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Subscribed ADSs. The Investor agrees that the Placement Agent shall not be liable to it (including in contract, tort, under federal or state Subscribed ADSs laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Placement. On behalf of itself and its affiliates, the Investor releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Placement. The Investor agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the Placement. This undertaking is given freely and after obtaining independent legal advice.

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(j)            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Subscribed ADSs and determined that the Subscribed ADSs are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in PubCo. The Investor acknowledges specifically that a possibility of total loss exists.

(k)            The Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed ADSs. In making its decision to purchase the Subscribed ADSs, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning PubCo, the Company, the Placement, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Subscribed ADSs or the offer and sale of the Subscribed ADSs.

(l)            The Investor acknowledges that (i) PubCo, the Company, the SPAC and the Placement Agent later may come into possession of, information regarding PubCo, the Company and the SPAC that is not known to the Investor and that may be material to a decision to enter into this transaction to purchase the Subscribed ADSs (“Excluded Information”), (ii) the Investor has determined to enter into the this transaction to purchase the Subscribed ADSs notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither PubCo, the Company, the SPAC nor the Placement Agent shall have liability to the Investor, and the Investor hereby to the extent permitted by law waive and releases any claims it may have against PubCo, the Company, the SPAC and the Placement Agent, with respect to the nondisclosure of the Excluded Information.

(m)            The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor acknowledges that such information and projections were prepared without the participation of the Placement Agent and that the Placement Agent does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(n)            The Investor acknowledges that the Placement Agent: (i) has not provided the Investor with any information or advice with respect to the Subscribed ADSs, (ii) has not made or make any representation, express or implied as to SPAC, PubCo, the Company, the Company’s credit quality, the Subscribed ADSs or the Investor’s purchase of the Subscribed ADSs, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Subscribed ADSs, (iv) may have existing or future business relationships with SPAC, PubCo and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Subscribed ADSs, and that certain of these actions may have material and adverse consequences for a holder of Subscribed ADSs and (v)  will not have any responsibility to the Investor with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning SPAC, PubCo, the Company or the Placement.

(o)            The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Subscribed ADSs or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent, any of its affiliates or any person acting on its behalf have conducted with respect to the Subscribed ADSs, SPAC or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent or any of its affiliates.

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(p)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed ADSs or made any findings or determination as to the fairness of this investment.

(q)            The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction), with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(r)            The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC and PubCo, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(s)            The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. The Investor further represents and warrants that, to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed ADSs were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(t)            Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Investor with the SEC with respect to the beneficial ownership of any ordinary shares of SPAC (including ordinary shares of SPAC in the form of units of SPAC) prior to the date hereof, the Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or PubCo (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

Confidential

(u)            No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in PubCo as a result of the purchase of the Subscribed ADSs by the Investor hereunder such that a filing before the Committee on Foreign Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over PubCo from and after the Closing as a result of the purchase of the Subscribed ADSs by the Investor hereunder.

(v)            No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Subscribed ADSs.

(w)            Neither the Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, PubCo, the Company or its subsidiaries or any of their respective businesses, or the Subscribed ADSs or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC, PubCo or the Company.

(x)            In connection with the issue and purchase of the Subscribed ADSs, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

(y)            The Investor has or has commitments to have and, when required to deliver payment to PubCo pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Subscribed ADSs pursuant to this Subscription Agreement.

(z)            The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of SPAC.

(aa)            If the Investor is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, the Investor represents and warrants that (i) neither the SPAC, PubCo nor, to the Investor’s knowledge, any of the SPAC’s or PubCo’s respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed ADSs, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed ADSs and (ii) the acquisition and holding of the Subscribed ADSs will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(bb)            No broker, finder or other financial consultant is acting on the Investor’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of PubCo or SPAC for the payment of any fees, costs, expenses or commissions.

7.            SPAC Representations and Warranties. SPAC represents and warrants to the Investor that:

(a)            SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

Confidential

(b)            This Subscription Agreement has been duly authorized, executed and delivered by SPAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of PubCo and the Investor, this Subscription Agreement is enforceable against the SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c)            The execution, delivery and performance of this Subscription Agreement (including compliance by SPAC with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the ability of SPAC to timely comply in all material respects with the terms of this Subscription Agreement (a “SPAC Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SPAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have a SPAC Material Adverse Effect.

(d)            As of their respective filing dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by SPAC with the SEC prior to the date of this Subscription Agreement (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that SPAC makes no such representation or warranty with respect to the proxy statement of SPAC to be filed in connection with the approval of the Business Combination Agreement by the shareholders of SPAC or any other information relating to the Company or any of its affiliates included in any SEC Document or filed as an exhibit thereto. To the knowledge of SPAC, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

8.            Registration Rights.

(a)            In the event that the PubCo Shares underlying the Subscribed ADSs are not registered in connection with the consummation of the Transaction, PubCo agrees that, within forty-five (45) calendar days after the Closing Date, it will file or cause to be filed, with the SEC (at its sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. PubCo agrees to, except for such times as PubCo is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Subscribed ADSs, or (iii) on the first date on which the Investor is able to sell all of its Subscribed ADSs (or shares received in exchange therefor) under Rule 144 without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”).

(b)            As soon as practicable after Closing and prior to the End Date, PubCo will use commercially reasonable efforts to qualify the Subscribed ADSs for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to PubCo upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. PubCo may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after PubCo becomes eligible to use such Form F-3. The Investor acknowledges and agrees that PubCo may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act. PubCo’s obligations to include the Subscribed Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to PubCo such information regarding the Investor, the securities of PubCo held by the Investor and the intended method of disposition of the relevant Subscribed ADSs, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by PubCo to effect the registration of such Subscribed Shares, and shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling stockholder in similar situations.

Confidential

(c)            Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Investor not to sell under the Registration Statement or to suspend the effectiveness thereof, if (x) the use of the Registration Statement would require the inclusion of financial statements that are unavailable for reasons beyond PubCo’s control, (y) PubCo determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if (z) such filing or use could materially affect a bona fide business or financing transaction of PubCo or its subsidiaries or would require additional disclosure by PubCo in the Registration Statement of material information that PubCo has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from PubCo of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will immediately discontinue offers and sales of the Subscribed ADSs representing the Subscribed Shares under the Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PubCo that it may resume such offers and sales; provided, for the avoidance of doubt, that PubCo shall not include any material non-public information in any such written notice. If so directed by PubCo, the Investor will deliver to PubCo or destroy all copies of the prospectus covering the Subscribed Shares in the Investor’s possession.

(d)            Indemnification

(i)            PubCo agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to PubCo by or on behalf of the Investor expressly for use therein.

(ii)            The Investor agrees, severally and not jointly with any Other Investors, to indemnify and hold harmless PubCo, its directors and officers and agents and each person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares (or the Restricted PubCo ADSs representing the Subscribed Shares, as applicable) giving rise to such indemnification obligation.

Confidential

(iii)            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel it elects in its sole discretion. If such defense is assumed, the indemnifying party will not be liable to the indemnified party for any legal or other expenses incurred by the indemnified party and shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares (including the Restricted PubCo ADSs representing the Subscribed Shares).

(v)            If the indemnification provided under this Section 8(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(d) by any seller of Subscribed Shares (or the Restricted PubCo ADSs representing such Subscribed Shares, as applicable) shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares (or the Restricted PubCo ADSs representing such Subscribed Shares, as applicable) pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

9.            No Hedging. The Investor hereby agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, neither the Investor nor any person acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of SPAC or PubCo. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, bought puts, sold calls, short swaps and similar arrangements (including on a total return basis), and sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) the first sentence of this Section 9 shall not apply to ordinary course, non-speculative hedging transactions (x) entered into during the period from the date hereof until the date on which the Proxy/Registration Statement (as defined in the Business Combination Agreement) is declared effective by the SEC and (y) at a time when the price of a Class A ordinary share of SPAC, as reported on the New York Stock Exchange, is above $10.00 (any such trade, a “Permitted Hedge”), so long as the Investor promptly informs SPAC in writing of the number of shares subject to the Permitted Hedge, (ii) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Placement (including the Investor’s controlled affiliates) from entering into any Short Sales and (iii) to the extent that the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed ADSs.

Confidential

10.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, and (c) 30 days after the Business Combination Deadline (as defined in the Business Combination Agreement as in effect on the date hereof; and if such Business Combination Deadline shall not be a business day, then the next following business day), if the Closing has not occurred by such date other than as a result of a breach of the Investor’s obligations hereunder (the termination events described in clauses (a) through (c) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. PubCo shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to PubCo in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to the Investor.

11.            Trust Account Waiver. The Investor hereby represents and warrants that it has read SPAC’s prospectus relating to its initial public offering dated December 16, 2021 (the “Prospectus”) available at www.sec.gov and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares of SPAC in connection with the consummation of SPAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within 18 months after the closing of the IPO, subject to extension by amendment to SPAC’s organizational documents, (c) with respect to interest earned on the amounts held in the Trust Account, as necessary to pay any taxes, or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with SPAC or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter in this Subscription Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates under applicable law. To the extent the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives (as defined below), which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, the Investor hereby acknowledges and agrees that the Investor’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor or its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding the foregoing, this Section 11 shall not affect any rights the Investor or its affiliates may have to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of SPAC if it does not consummate a Business Combination prior to its deadline to do so. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 11 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

Confidential

12.            Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Subscribed ADSs acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by a controlled affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC and PubCo and (ii) the Investor’s rights under Section 8 may be assigned to an assignee or transferee of the Subscribed ADSs; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 12 shall relieve the Investor of its obligations hereunder.

(b)            PubCo may request from the Investor such additional information as PubCo may deem necessary to register the resale of the Subscribed Shares (or the Restricted PubCo ADSs representing the Subscribed Shares, as applicable) and evaluate the eligibility of the Investor to acquire the Subscribed ADSs, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, PubCo agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement PubCo is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed or PubCo’s securities will be listed for trading. The Investor acknowledges and agrees that if it does not provide PubCo with such requested information, PubCo may not be able to register the Subscribed Shares (or the Restricted PubCo ADSs representing the Subscribed Shares) for resale pursuant to Section 8 hereof. The Investor acknowledges that SPAC and/or PubCo may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC and/or PubCo.

(c)            The Investor acknowledges that SPAC, PubCo, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify SPAC, PubCo, the Company, and the Placement Agent in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC, PubCo, the Company, and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of the Subscribed ADSs from PubCo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

Confidential

(d)            SPAC acknowledges and agrees that each representation, warranty, covenant and agreement of SPAC hereunder is being made also for the benefit of the Company and PubCo after the Closing. The Investor also acknowledges and agrees that each representation, warranty, covenant and agreement of the Investor hereunder is being made also for the benefit of the Company and PubCo after the Closing.

(e)            SPAC, PubCo, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 12(e) shall not give the Placement Agent any rights other than those expressly set forth herein.

(f)            All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g)            This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h)            This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 8(d), Section 10, Section 12(c), Section 12(d), Section 12(e), Section 12(g), this Section 12(h), Section 13 and the last sentence of Section 12(m), with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement and the Placement Agent is an intended third party beneficiary of each of the provisions of Section 6 of this Subscription Agreement and may rely on such provisions.

(i)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k)            This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)            If, between the date hereof and immediately prior to the Closing, (1) any change in the number, type or classes of authorized shares of PubCo (including the PubCo Shares), other than as contemplated by the Business Combination Agreement or any agreement contemplated by the Business Combination Agreement, shall occur by reason of reclassification, recapitalization, share split (including reverse share split) or combination, exchange or readjustment of shares, or any share dividend, or (2) there is any change in the number of PubCo Shares represented by each Restricted PubCo ADS, the number of Subscribed ADSs issued to the Investor shall be appropriately adjusted to reflect such change.

Confidential

(m)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(n)            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(o)            Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the state or federal courts located in New York County, State of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Confidential

(p)            Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC and PubCo.

13.            Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of PubCo expressly contained in Section 5 of this Subscription Agreement and those statements, representations and warranties of SPAC expressly contained in Section 7, in making its investment or decision to invest in PubCo. The Investor acknowledges and agrees that none of (i) any Other Investors pursuant to any Other Subscription Agreements (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate (other than PubCo and SPAC with respect to the previous sentence), shall have any liability (including in contract, tort, under federal or state securities laws or otherwise) to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Subscribed ADSs, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed ADSs or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, PubCo, the Company, the Placement Agent or any Non-Party Affiliate concerning SPAC, PubCo, the Company, the Placement Agent, any of its controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, PubCo, the Company, the Placement Agent or any of SPAC’s, PubCo’s the Company’s or the Placement Agent’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGES FOLLOW]

Confidential

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:		State/Country of Formation or Domicile: Cayman Islands

AP SPONSOR LLC

By:	/s/ Richard Lee Folsom
Name:	Richard Lee Folsom
Title:	Manager

Name in which the Restricted PubCo ADSs are to be registered (if different): Not Applicable

Investor’s EIN: Not Applicable

Business Address-Street: 10 Collyer Quay, #14-06 Ocean Financial Center		Mailing Address-Street (if different):

City, State, Zip: Singapore		City, State, Zip:

Attn: Richard Lee Folsom		Attn:

Telephone No.: +852 2918-0050		Telephone No.:
Facsimile No.:		Facsimile No.:

Email: richard.folsom@advantagepartners.com

Number of Restricted PubCo ADSs subscribed for: 500,000		Price Per Restricted PubCo ADS: $10.00

Aggregate Subscription Amount: $5,000,000

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by PubCo in the Closing Notice.

[Signature Page to Subscription Agreement]

Confidential

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date first written above.

AP ACQUISITION CORP

By:	/s/ Keiichi Suzuki
Name:	Keiichi Suzuki
Title:	Director

[Signature Page to Subscription Agreement]

Confidential

IN WITNESS WHEREOF, PubCo has accepted this Subscription Agreement as of the date first written above.

JEPLAN HOLDINGS, INC.

By:	/s/ Masaki Takao
Name:	Masaki Takao
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A or Section B below, plus Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”))

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

*** AND ***

C.            AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐            is:

☒            is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☒	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.